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                                       Exhibit p(i) under Form N-1A
                                 Exhibit 99 under Item 601/Reg. S-K

                  HUNTINGTON ASSET ADVISORS, INC.
                          CODE OF ETHICS



1.    Statement of General Fiduciary Principles

      This Code of Ethics is based on the principles that (i) Access Persons (as such term is hereinafter defined) owe a fiduciary duty to, among others, the shareholders of the Huntington Funds and the Huntington VA Funds to conduct their personal transactions in Covered Securities in a manner which neither interferes with Funds portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Access Person's relationship to the Funds; (ii) in complying with this fiduciary duty, Access Persons owe shareholders the highest duty of trust and fair dealing; and (iii) Access Persons must, in all instances, place the interests of the shareholders of the Funds ahead of the Access Person's own personal interests or the interests of others. For example, in order to avoid the appearance of conflict from a personal transaction in a Covered Security, the failure to recommend that Covered Security to, or the failure to purchase that Covered Security for the Funds may be considered a violation of this Code.

      Access Persons must adhere to these general fiduciary principles and comply with the specific provisions and associated procedures of this Code. Technical compliance with the terms of this Code and the associated procedures will not automatically insulate an Access Person from scrutiny in instances where the personal transactions in a Covered Security undertaken by such Access Person show a pattern of abuse of such Access Person's fiduciary duty to the Funds and their shareholders or a failure to adhere to these general fiduciary principles.


2.    Definitions

(a)   "Funds" means the Huntington Funds, the Huntington VA Funds and any series or portfolios of the Huntington Funds or the Huntington VA Funds.

(b)   "Access Person" means any director, officer or Advisory
           Person of Huntington .

(c)   The "1940 Act" means the Investment Company Act of 1940, as amended.

(d)   "Advisory Person" means (i) any employee of Huntington who, in connection with the employee's regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to Huntington who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of Covered Securities by the Funds.

(e)   "Huntington" means Huntington Asset Advisors, Inc.

(f)   "Beneficial ownership" shall be interpreted in the same
           manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person has or acquires. As a general matter, "beneficial ownership" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Covered Securities (or the ability to direct the disposition of the Covered Securities);
           (ii) possesses voting power (including the power to vote or to direct the voting) over such Covered Securities; or (iii) receives any benefits substantially equivalent to those of ownership.

(g)   "Control" shall have the same meaning as that set forth in
           Section 2(a)(9) of the 1940 Act.

(h)   "Purchase or sale of a Covered Security" includes, among
           other things, the writing of an option to purchase or sell a Covered Security.

(i)   "Investment Personnel" are:  (i) Huntington employees who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of Covered Securities by the Funds, such as portfolio managers and securities analysts; and (ii) any natural person who controls Huntington and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of Covered Securities by the Funds.
           As the context requires, "Investment Personnel" may refer to one or more person(s).

(j)   "Covered Security" means a security as defined in Section
           2(a)(36) of the 1940 Act, except that it does not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements and shares issued by registered open-end investment companies.


(k)   "Managed Funds" means the Huntington Funds, the Huntington
           VA Funds, and any other investment funds, including common or collective funds, that are managed, advised, or sub-advised by the Huntington National Bank, but does not include any money market funds.



(l)   "Public Company" means an entity subject to the reporting
           requirements of sections 13 and 15(d) of the Securities Exchange Act of 1934 the Securities Exchange Act of 1934.

(m)   "Public Company" means an entity subject to the reporting
           requirements of sections 13 and 15(d) of the Securities Exchange Act of 1934 the Securities Exchange Act of 1934.

(n)   "CEO" means the Chief Executive Officer of Huntington Asset
           Advisors, Inc.

(o)   "Portfolio Manager" means those Investment Personnel who
           manage investment portfolios of the Funds.

(p)   "Director of Compliance" means the Chief Compliance Officer of Huntington Asset Advisors, Inc.

(q)   "Initial Public Offering" means an offering of securities
           registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 and 15(d) of the Securities Exchange Act of 1934.

(r)   "Limited Offering" means an offering that is exempt from
           registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities
           Act of 1933.


3.    Prohibited Transactions and Activities

(a)   Inducing or causing the Funds to take action or to fail to take action, for the purpose of achieving a personal benefit, rather than for the benefit the Funds, is a violation of this Code. Examples of this would include causing the Funds to purchase a Covered Security owned by the Access Person for the purpose of supporting or driving up the price of the Covered Security, and causing the Funds to refrain from selling a Covered Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

(b)   Using knowledge of the portfolio transactions of the Funds to profit by the market effect of such transactions is a violation of this Code. One test which will be applied in determining whether this prohibition has been violated will be to review the Covered Securities transactions of Access Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

(c)   All Investment Personnel are prohibited from acquiring any
           Covered Securities distributed in an Initial Public Offering, or for a period of five business days following the commencement of the Initial Public Offering of such Covered Securities.

(d)   All Investment Personnel are prohibited from acquiring
           Covered Securities and Managed Funds for their personal accounts distributed in a Limited Offering, without the express prior approval of the CEO or his or her designee. In instances where Investment Personnel, after receiving prior approval, acquire a Covered Security or shares of Managed Funds in a Limited Offering, the Investment Personnel have an affirmative obligation to disclose this investment to the CEO or his or her designee if the Investment Personnel participate in any subsequent consideration of any potential investment, by the Funds, in the issuer of those Covered Securities or Managed Funds. A decision by the Funds to purchase Covered Securities or Managed Funds of such an issuer (following a purchase by Investment Personnel in an approved personal transaction) will be subject to an independent review by the CEO or his or her designee, so long as the person conducting such review has no personal interest in the issuer.

(e)   All Access Persons are prohibited from executing a personal transaction in any Covered Security (including transactions in pension or profit-sharing plans where the Access Person retains investment discretion), without express prior approval of the CEO or his or her designee. Notwithstanding the receipt of express prior approval, any purchases or sales by Access Persons undertaken in reliance on this provision remain subject to prohibitions enumerated in Sections 3(f) and 3(g) of this Code.

(f)   All Access Persons are prohibited from executing a personal transaction in any Covered Security on a day during which any portfolio of the Funds has a pending "buy" or "sell" order for that Covered Security, until such order is either executed or withdrawn. Portfolio Managers are prohibited from purchasing or selling any Covered Security within seven (7) calendar days before and after the Funds purchase or sell the same Covered Security. If a transaction is undertaken in violation of this prohibition, it will either be required to be unwound, or the profits realized on such transaction within the proscribed periods (either while the Funds have an open order, or within the 7-day blackout period) will be required to be disgorged to an entity designated by the Director of Compliance, and the Access Person may be subject to disciplinary action.

(g)   All Investment Personnel are prohibited from profiting in
           the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities which are also held in a portfolio of the Funds, or of the same or equivalent shares of a Managed Fund, within 60 calendar days. If a transaction is undertaken in violation of this prohibition, it will either be required to be unwound, or the profits realized on such short-term trades will be required to be disgorged to an entity specified by the CEO, and the Access Person may be subject to disciplinary action. For purposes of this prohibition, each personal transaction in the Covered Security or Managed Funds will begin a new 60 calendar day period. As an illustration, if Investment Personnel purchase 1000 shares of Omega Corporation on June 1st, 500 shares on July 1st, and 250 shares on August 1st, the profiting from the sale of the 1000 shares purchased on June 1st is prohibited for any transaction prior to October 1st (i.e., 60 calendar days following August 1st).

           In circumstances where a personal transaction in Covered Securities or Managed Funds within the proscribed period is involuntary (for example, due to unforseen corporate activity, such as a merger), Investment Personnel must notify the Director of Compliance. In circumstances where Investment Personnel can document personal exigencies, the CEO may grant an exemption from the prohibition of profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities or Managed Funds within 60 calendar days. Such an exemption is wholly within the discretion of the CEO, and any request for such an exemption will be evaluated on the basis of the facts of the particular situation.

(h)   All Investment Personnel are prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year from any person or entity from, to or through whom the Funds purchase or sell Covered Securities, or from any issuer of Covered Securities. This prohibition does not apply to:

(i)   salaries, wages, fees or other compensation paid, or
                expenses paid or reimbursed, in the usual scope of an Access Person's employment;

(ii)  the acceptance of meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

(iii) the acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

(iv)  the acceptance of gifts, meals, refreshments, or
                entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

(v)   the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

           For purposes of the above limitation, "de minimis value" is equal to $100 or less.

(i)   All Investment Personnel are prohibited from serving on the boards of directors of any Public Company, absent express prior authorization from the CEO.
           Authorization to serve on the board of a Public Company will be granted in instances where the CEO determines that such board service would be consistent with the interests of the Funds and their shareholders. In the relatively small number of instances where prior approval to serve as a director of a Public Company is granted, Investment Personnel have an affirmative duty to recuse themselves from participating in any deliberations by the Funds regarding possible investments in the Covered Securities issued by the Public Company on whose board the Investment Personnel sit.



4.    Exempted Transactions

      The prohibitions of Section 3 of this Code shall not apply to:

(a)   Purchases or sales effected in any account over which the
           Access Person has no direct or indirect influence or control.

(b)   Purchases or sales which are non-volitional on the part of either the Access Person or the Funds, subject to the provisions of Section 3(h) of this Code.

(c)   Purchases which are part of: an automatic dividend
           reinvestment plan; or an automatic payroll deduction plan, whereby an employee purchases Covered Securities issued by an employer.

(d)   Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities or of shareholders of Managed Funds, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.


      The prohibitions of section 3(e) and 3(f) of this code shall not apply to any transaction of less than $10,000 provided, however, that the prohibitions of section 3(f) shall apply regardless of amount to the personal transactions of any portfolio manager when compared to the transactions of a fund of which he or she is the portfolio manager, and to the personal transactions of any advisory person when compared to any transaction for which he or she is an advisory person.


5.    Reporting

(a)   Initial Holdings Report.  Each person becoming an Access
           Person shall, no later than 10 days after becoming an Access Person, submit a report to the Director of Compliance containing the following information:

(i)   the title, number of shares and principal amount of each
                Covered Security and Managed Funds in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(ii)  the name of any broker, dealer or bank with whom the Access
                Person maintains an account in which any Covered Securities and Managed Funds are held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(iii) the date the report is submitted by the Access Person.

           Reports need not provide information with respect to Covered Securities or Managed Funds over which the Access Person had no direct or indirect influence or control at the time he or she became an Access Person.
(b)   Quarterly Transaction Reports.  Each Access Person shall, no later than 10 calendar days after the end of each calendar quarter, submit a report to the Director of Compliance showing all transactions by the Access Person in Covered Securities and Managed Funds during the quarter with the exception of transactions exempted in Section 4 of this Code. The report shall be dated and signed by the Access Person submitting the report and shall contain the following information:

(i)   the date of the transaction, the title, the interest rate
                and maturity date (if applicable), the number of shares, and the principal amount of each Covered
                Security and Managed Fund involved;

(ii)  the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii) the price of the Covered Security or Managed Fund at which the transaction was effected;

(iv)  the name of the broker, dealer or bank with or through whom the transaction was effected;

(v)   if there were no personal transactions in Covered Securities or Managed Funds during the period, either a statement to that effect or the word "None" (or some similar designation);

(vi)  if an account was established during the quarter which holds
                Covered Securities or Managed Funds for the direct or indirect benefit of the Access Person:

(1)   the name of the broker, dealer or bank with whom the Access
                     Person established the account; and

(2)   the date the account was established.

           A transaction need not be reported pursuant to this
           Section 5(b) if it would duplicate information contained in broker confirmations or account statements previously received by the Director of Compliance.

           Reports need not provide information with respect to Covered Securities and Managed Funds over which the Access Person had no direct or indirect influence or control at the time he or she became an Access Person.

(c)   Annual Holdings Report.  All Access Persons shall, no later than 30 days after the end of the calendar year, submit a report to the Director of Compliance containing the following information current as of the end of the calendar year:

(i)   the title, number of shares and principal amount of each
                Covered Security and Managed Fund in which the Access Person had any direct or indirect beneficial ownership;

(ii)  the name of any broker, dealer or bank with whom the Access
                Person maintained an account in which any Covered Securities or Managed Funds were held for the direct or indirect benefit of the Access Person; and

(iii) the date the report is submitted by the Access Person.

           Reports need not provide information with respect to Covered Securities over which the Access Person had no direct or indirect influence or control.

(d)   Broker Confirmations.  Every Access Person shall direct his or her broker(s) to forward to the Director of Compliance, on a timely basis, duplicate copies of confirmations of all personal transactions in Covered Securities and Managed Funds (other than those personal transactions in Covered Securities and Managed Funds exempted under Section 4 of this Code) effected for any account in which such Access Person has any direct or indirect beneficial ownership interest.

(e)   Annual Certifications.  All Access Persons are required, on an annual basis, to certify that they have received and read the provisions of this Code. Such certification shall also include a statement that the Access Person has complied with the requirements of this Code and that the Access Person has disclosed or reported all personal transactions in Covered Securities and Managed Funds that are required to be disclosed or reported pursuant to the requirements of this Code.

(f)   Huntington shall, not less frequently than annually, furnish the Board of Trustees of the Funds with a written report that:

(i)   describes any issues arising under this Code of Ethics or
                related procedures since the last report to the Board of Trustees, including, but not limited to, information about violations of the Code or related procedures and sanctions imposed in response; and

(ii)  certifies that Huntington has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

6.    Sanctions

      Upon discovering a violation of this Code, the CEO may impose such sanctions as he or she deems appropriate upon employees of Huntington, subject to the personnel policies and procedures of Huntington Bancshares, Inc. The filing of any false, incomplete or untimely reports, as required by Section 5 of this Code, may (depending on the circumstances) be considered a violation of this Code.

7.    Records

      This Code of Ethics, records of any violations of this Code and any actions taken as a result of such violations, a copy of each Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report submitted under this Code (including any information provided in lieu of such reports), a list of all persons required to submit reports under this Code, and copies of reports to the Board of Trustees of the Funds required pursuant to Section 5(f) shall be preserved in accordance with the requirements of Rule 17j-1.





                                          Huntington Asset
                                          Advisors, Inc.
                                           2004